MULTI-TENANT INDUSTRIAL LEASE AGREEMENT
                                (MODIFIED GROSS)


                     Harsch Investment Corp., as Agent for
                        MacArthur Broadway Center, Inc.

                                    Landlord



                                      and




                                Fiberstars, Inc.,
                            a California Corporation
                      dba Fibre Optics International, Inc.



                            Cloverdale Business Park
                                   Seattle, WA




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                               TABLE OF CONTENTS
                                                                          Page
             1     Basic Lease Terms ....................................  2
             2     Premises .............................................  3
             3     Lease Term ...........................................  3
             4     Possession ...........................................  3
             5     Rent .................................................  4
             6     Additional Rent ......................................  4
             7     Prepaid Rent .........................................  5
             8     Security Deposit .....................................  5
             9     Use of Premises and Project Facilities ...............  5
             10    Surrender of Premises; Holding Over ..................  6
             11    Signage ..............................................  6
             12    Personal Property Taxes ..............................  6
             13    Parking ..............................................  6
             14    Utilities ............................................  6
             15    Maintenance ..........................................  6
             16    Alterations ..........................................  7
             17    Release and Indemnity ................................  7
             18    Insurance ............................................  7
             19    Destruction ..........................................  8
             20    Condemnation .........................................  8
             21    Assignment or Sublease ...............................  9
             22    Default ..............................................  9
             23    Landlords Remedies ...................................  9
             24    Default by Landlord .................................. 10
             25    Entry of Premises and Performance by Tenant .......... 10
             26    Subordination ........................................ 10
             27    Notice ............................................... 10
             28    Waiver ............................................... 11
             29    Limitation of Liability .............................. 11
             30    Force Majeure ........................................ 11
             31    Professional Fees .................................... 11
             32    Examination of Lease ................................. 12
             33    Estoppel Certificate ................................. 12
             34    Rules and Regulations ................................ 12
             35    Liens ................................................ 12
             36    Miscellaneous Provisions ............................. 12


EXHIBITS
    A      Building Floor Plan Showing Premises ......................... A-1
    B      Project Site Plan and Legal Description ...................... B-1
    C      Work Letter Agreement - Intentionally Omitted ................ C-1
    D      Notice of Lease Term Dates - Intentionally Omitted ........... D-1
    E      Tenant Estoppel Certificate - Intentionally Omitted .......... E-1
    F      Rules and Regulations ........................................ F-1
    G      Project Signage Criteria ..................................... G-1
    H      Hazardous Materials Addendum - Intentionally Omitted ......... H-1
    I      Hazardous Materials Questionnaire - Intentionally Omitted .... I-1
  Rider 1

                                       1

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                                LEASE AGREEMENT

BASIC LEASE TERMS                    This  Paragraph 1  represents  a summary of
                                     the basic terms of this Lease. In the event
                                     of  any  inconsistency  between  the  terms
                                     contained  in  this  Paragraph  1  and  any
                                     specific provision of this Lease, the terms
                                     of  the  more  specific   provision   shall
                                     prevail.

a.  DATE OF LEASE EXECUTION:         September 15,1998

b   TENANT:                          Fiberstars, Inc., a California Corporation
    Trade Name:                      dba Fibre Optics Intenational, Inc.
    Address (Leased Premises):       309 South Cloverdale, Seattle WA 98108
    Building/Unit                    D1-4, 46

c.  LANDLORD:                        MacArthur Broadway Center, Inc.
    Address (FOR RENT/ NOTICES):     C/O Harsch Investment Corp.,
                                     309 South Cloverdale, Suite B14,
                                     Seattle, WA 98108
     Copy To:                        C/O Harsch Investment Corp.,
                                     P.O. Box 2708, Portland OR, 97208

d.   PREMISES:                       Those Certain Premises Defined in PARAGRAPH
                                     2 Below

e.  TENANT'S PERMITTED USE OF
    PREMISES:                        Administration  offices and  warehouse  for
                                     short  run  of  assembly  of  fibre  optics
                                     signage   and   for   no   other   purposes
                                     whatsoever.

f.   PREMISES AREA:                  Approximately 6,000 Rentable Square Feet

g.   PROJECT AREA:                   Approximately 195,150 Rentable Square Feet

h.   PREMISES PERCENT OF
     PROJECT:                        3.0746% on a Rentable Square Foot Basis

i.   TERM:                           Commencement Date:       March 1, 1999
                                     Expiration Date:         February 28, 2000
                                     Total Number of Months:  12 months

j.   MONTHLY BASIC RENT:             Four  Thousand  Seven  Hundred  Eighty-Five
                                     Dollars ($4,785.00) March 1, 1999--February
                                     28, 2000

k.   ANNUAL BASIC RENT:              Fifty Seven  Thousand,  Four Hundred Twenty
                                     Dollars      ($57,420.00)      March     1,
                                     1999--February 28, 2000

l.   RENT ADJUSTMENT:

m.   TENANT ANNUAL EXPENSE
     ALLOWANCE:                      None

n.   PREPAID RENT:                   (for last month of term): zero Dollars

o.   TOTAL SECURITY DEPOSIT:         Four  Thousand  Seven  Hundred  Eighty-Five
                                     Dollars ($4,785.00)

p.   BROKER(S):                      None.

q.   GUARANTOR(S):

r.   TENANT IMPROVEMENTS:            None. Space "as-is".

s.   TENANT IMPROVEMENT
     ALLOWANCE:                      None.

t.   PARKING:                        Not more than 5 unreserved  vehicle parking
                                     spaces, which includes Tenant's prorata share of visitor parking spaces for the building

u.   ADDITIONAL SECTIONS:            None.

v.   RIDERS:                         Riders  numbered  1 through 1 are  attached
                                     hereto and made a part hereof. If none, so state in the following space _____________.

w.   EXHIBITS:                       Exhibits   lettered  A,  B,  F  and  G  are
                                     attached hereto and made a part hereof,  C.
                                     D, E, H and I are intentionally omitted.

                                       2

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2.       PREMISES.

         (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises referenced in Paragraph 1 and outlined in Exhibit A (the "Premises"), located in the building (the "Building") which is part of the project described on Exhibit B (the "Project"). Landlord reserves the right to modify Tenant's percentage of the Project as set forth in Paragraph 1 if the Project size is increased through the development of additional property or decreased through the sale or other transfer of a portion of the Project. Subject to the provisions of Paragraph 4(c) below, if applicable, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition.

         (b) The parties agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

         (c) The term "Rentable Square Feet" as used in this Lease shall include a portion of the total square feet contained in any lobby or building common areas of the Building, such portion to approximate Tenant's Percentage (as shown in Subparagraph 1(h) of said total square feet. Such portion shall be determined by Landlord by measuring the area within the bounds of the inside surface of the glass in the outer wall of the Building and the surface facing the Premises of all partitions separating the Premises from the building core, adjoining tenant space and public corridors and other "Common Areas" as defined in this Lease. No deductions shall be made for space occupied by structural or functional columns or other projections. For purposes of establishing the initial Tenant's Percentage, Annual Expense Allowance and Annual Basic Rent as shown in Paragraph 1 of this Lease, the number of Rentable Square Feet of the Premises is deemed to be as set forth in Subparagraph 1(f) and the number of Rentable Square Feet of the Project is deemed to be set forth in Subparagraph 1(g).

         (d) Landlord reserves the right from time to time without unreasonable interference with Tenant's use of the Premises to do and perform such acts and make such changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.       LEASE TERM.

         The term of this Lease shall be for the period designated in Subparagraph 1(i) commencing on the Commencement Date, and ending on the Expiration Date as set forth in said Subparagraph 1(i), unless the term hereby demised shall be sooner terminated as herein provided ("Term"). Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the Term of this Lease shall be measured from the first day of the month following the month in which the Commencement Date occurs.

4.       POSSESSION.

         (a) Delivery of Possession, If Landlord is required to perform any additional work or to construct any Tenant Improvements in or about the Premises, such obligations shall be set forth in the Work Letter Agreement attached hereto as Exhibit C. The Premises shall be delivered to Tenant upon substantial completion of any such additional work or Tenant Improvements, as shall be determined by Landlord's architect or space planner. The Commencement Date set forth in Subparagraph 1(i) is the contemplated date of substantial completion of any such additional work or Tenant Improvements; or, it none be required, the date delivery of the Premises to Tenant is otherwise contemplated. Notwithstanding the foregoing, Landlord shall not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) the Security Deposit and the first monthly installment of Annual Basic Rent; (ii) executed copies of policies of insurance or certificates thereof as required under Paragraph 18 of this Lease; (iii) copies of all governmental permits and authorizations required in connection with Tenant's operation of its business upon the Premises; and
                  (iv) an executed original of the Hazardous Materials Questionnaire in the form attached hereto as Exhibit I. Except for any additional work or Tenant improvements set forth in Exhibit C, Tenant accepts the Premises "as is." Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project, including, without limitation, any representation or warranty with respect to the suitability of the same for the conduct of Tenant's business.

         (b) Late Delivery. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on or prior to the Commencement Date specified in Subparagraph 1(i), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the Expiration Date of the Term be in any way extended, unless such late delivery shall be due solely to the gross negligence or willful misconduct of Landlord, in which event, as Tenant's sole remedy, the Commencement Date and the Expiration Date of the Term shall be extended one (1) day for each day Landlord delays in delivering possession of the Premises to Tenant due solely to Landlord's gross negligence or willful misconduct. Neither Landlord nor its agents shall be liable to Tenant for any damages caused by delay in delivery of the Premises, nor shall this Lease be void or voidable, but Tenant will not be liable for payment of Rent until such date as Landlord tenders possession of the Premises to Tenant. All other terms and conditions of this Lease shall remain in full force and effect. Notwithstanding the foregoing, in the event that the Landlord has not delivered possession of the Premises within six (6) months after the effective date hereof, this Lease shall terminate and be of no further force or effect.

         (c) Condition of Premises. In accordance with the Work Schedule to be prepared by Landlord and Tenant pursuant to the Work Letter Agreement attached hereto as Exhibit C, if any, and prior to the Commencement Date, Landlord and Tenant shall jointly conduct a walk-through inspection of the Premises and shall jointly prepare a Punch-List (the "Punch-List") of items needing additional work; provided, however, the Punch-List shall be limited to items required to be installed by Landlord under the Work Letter Agreement, and any such Punch-List will not include any items of damage to the Premises caused by Tenant's move-in or early entry, if permitted. Damage caused by Tenant will be connected or repaired by Landlord, at
                  Tenant's expense. Other than the items specified in the Punch-List, by taking possession of the Premises, Tenant will be deemed to have acknowledged that Landlord has installed the Tenant Improvements as required by the Work Letter Agreement and that there are no additional items needing work or repair. Landlord shall cause all items set forth in the Punch-List to be repaired or connected within thirty (30) days following the preparation of the Punch-List or as soon as reasonably practicable after the preparation of the Punch-List. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Project or any portions thereof or with respect to the suitability of same for the conduct of Tenant's business. Without limiting the foregoing, if the Building is newly constructed or renovated, Tenant acknowledges and accepts the various start-up inconveniences that may be associated with the use of the Project and the Common Areas

                                                                   Landlord ????
                                                                   Tenant   ????

                  such as certain construction obstacles including scaffolding, uneven air conditioning services and other typical conditions incident to recently constructed or renovated buildings.

5.       RENT.

         (a) Basic Rent. Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Subparagraph 1(k) (adjusted as hereinafter provided) in twelve
                  (12) equal monthly installments as designated in Subparagraph 1(j), each in advance on the first day of each and every calendar month during the Term, except that one month's rent shall be paid upon the execution of this Lease. If the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the rent for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty days (30), and such rent shall be paid at the commencement of such period. The Annual Basic Rent, any additional rent payable pursuant to the provisions of this Lease, and any rental adjustments shall be paid to Landlord, without any prior demand therefor, and without any deduction or offset whatsoever in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph 1(c) or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for real property taxes, insurance, repairs, and parking, if any, shall be considered additional rent for the purposes of this Lease, and the word "rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Basic Rent is referenced. Annual Basic Rent shall be adjusted as provided in Subparagraph 1(l).

         (b) Late Payments. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received within five
                  (5) business days of its due date, Tenant shall also pay to Landlord no later than ten (10) calendar days after the rental due date an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the then maximum lawful rate permitted to be charged by Landlord. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $50.00.

6.       ADDITIONAL RENT.

                                                                   Landlord ????
                                                                   Tenant   ????

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7.       PREPAID RENT.

         Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent set forth in Subparagraph 1(n), and if Tenant is not in default of any provisions of this Lease, such Prepaid Rent shall be applied toward the rent due for the last month of the Term. Landlord's obligations with respect to the Prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the Prepaid Rent Landlord shall not be required to pay Tenant interest on the Prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant's Prepaid Rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Prepaid Rent, If Landlord sells the Premises and deposits with the purchaser the Prepaid Rent, Landlord shall be discharged from any further liability with respect to the Prepaid Rent.

8.       SECURITY DEPOSIT.

          Upon execution of this Lease, Tenant shall deposit the Security Deposit set forth in Subparagraph 1(o) with Landlord, in part as security for the performance by Tenant of the provisions of this Lease and in part as an administrative fee. If Tenant is in default, regardless if such default is monetary or non-monetary, Landlord can use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to maintain the Security Deposit in the amount initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the unused portion of the Security Deposit to Tenant. Landlord's obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord shall be entitled to immediately endorse and cash Tenant's Security Deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Security Deposit, If Landlord sells the Premises and deposits with the purchaser the then amount of the Security Deposit, Landlord shall be discharged from any further liability with respect to the Security Deposit.

9.       USE OF PREMISES AND PROJECT FACILITIES.

         (a) Tenant's Use of the Premises. Tenant shall use the Premises for the use or uses set forth in Subparagraph 1(d) above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project.

         (b) Compliance. At Tenant's sole cost and expense, Tenant shall procure, maintain and hold available for Landlord's inspection, all governmental licenses and permits required for the proper and lawful conduct of Tenant's business from the Premises. Tenant shall maintain the Premises in compliance with all laws, statutes, zoning restrictions, ordinances or governmental laws, rules, regulations or requirements of any duly constituted public authority having jurisdiction over the Premises now or hereafter in force, the requirements of the Board of Fire Underwriters or any other similar body now or hereafter constituted, or of the Certificate of Occupancy issued for the Building. Tenant shall not use or occupy the Premises in violation of any of the foregoing Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any authority having jurisdiction over the Premises, governmental or otherwise, to be a violation of law or of said Certificate of Occupancy. Tenant shall comply with all rules, orders, regulations and requirements of any insurance authority having jurisdiction over the Project or any present or future insurer relating to the Premises or the Project. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any existing insurance policy or endorsement required by reason of Tenant's failure to comply with the provisions of this Paragraph 9 Tenant shall not do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant

                                                                   Landlord ????
                                                                   Tenant   ????

                  cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall conduct no auctions, distress, or "going out of business" sales in or from the Premises. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Common Areas or the Project including, without limitation, the Rules and Regulations referred to in Paragraph 34 and attached hereto as Exhibit F. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate or minimize such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load, as well as the expense thereof.

10.      SURRENDER OF PREMISES; HOLDING OVER.

         Upon expiration of the Term of this Lease, Tenant shall surrender to Landlord the Premises and all Tenant Improvements and alterations in good condition, except for ordinary wear and tear from reasonable and normal use and except for alterations Tenant has the right or is obligated to remove under the provisions of Paragraph 16 herein. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the Term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storage, removal or disposal of Tenant's personal property

         If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the Term, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay monthly rent in an amount equal to 125% of the Basic Rent last in effect under the Lease, subject to increases as provided in Subparagraph 5(c), if applicable, plus 100% of the last month's estimate of Tenant's share of Expenses pursuant to Paragraph 6, subject to increase as provided therein. If Tenant, without Landlord's consent, shall fail to surrender the Premises after expiration or termination of the Term, Tenant shall pay monthly rent in an amount equal to 150% of the Monthly Basic Rent last in effect under the Lease, plus 100% of the last month's estimate of Tenant's share of Expenses pursuant to Paragraph 6, for the period Tenant remains in possession of the Premises until the date Tenant shall have surrendered the Premises to Landlord. Tenant acknowledges and agrees that said 150% increase in Basic Rent is a reasonable basic rental for the Premises where Tenant has failed to surrender the same in violation of this Lease. In addition, if Tenant fails to surrender the Premises as aforesaid, Tenant shall indemnify, defend and hold Landlord harmless from all loss or liability, including without limitation, any toss or liability resulting from any claim against Landlord made by any succeeding tenant founded on or resulting from Tenant's failure to surrender the Premises and losses to Landlord due to lost opportunities to lease any portion of the Premises to succeeding tenants, together with, in each case, actual attorneys' fees and costs,

11.      SIGNAGE.

         Landlord shall designate the location on the Building and/or the Premises, if any, for one or more exterior Tenant identification sign(s). Tenant shall install and maintain its identification sign(s) in such designated location in accordance with this Paragraph 11 and Exhibit G. Tenant shall have no right to install or maintain Tenant identification signs in any other location in, on or about the Premises or the Project and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, color and other physical aspects of permitted sign(s) shall be subject to: (i) Landlord's written approval prior to installation, which approval may be withheld in Landlord's discretion, (ii) any covenants, conditions or restrictions encumbering the Premises, and (ill) any applicable municipal or governmental permits and approvals. The cost of the sign(s), including the installation, maintenance and removal thereof shall be at Tenant's sole cost and expense. If Tenant fails to install or maintain its sign(s), or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal including, without limitation, repainting the Building (if required by Landlord, in Landlord's sole but reasonable judgment), Landlord may do so at Tenant's expense. Tenant shall reimburse Landlord for all costs incurred by Landlord to effect such installation, maintenance or removal, which amount shall be deemed additional rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorney's fees with interest thereon at the maximum interest rate permitted by law from the date of Landlord's demand until payment. Any sign rights granted to Tenant under this Lease are personal to Tenant and may not be assigned, transferred or otherwise conveyed to any assignee or subtenant of Tenant without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.      PERSONAL PROPERTY TAXES.

         Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

13.     PARKING.

         Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use vehicle parking spaces as set forth in Subparagraph 1(t) within the designated parking areas in the Project for the use of motor vehicles during the Term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense.

14.      UTILITIES,

         Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation.

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                                                                   Tenant   ????

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15.      MAINTENANCE.

         Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including, without limitation, those portions of the systems lying outside the Premises, gutters and downspouts on the Building, provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Subparagraph 6(a). Except as provided above, Tenant shall maintain and repair Premises in good condition, including, without limitation, maintaining the heating, ventilation and air conditioning system serving the Premises, maintaining the warehouse and baseboard heaters, maintaining and repairing all walls, floors, ceilings, interior and exterior doors, including roll up doors, exterior and interior windows and fixtures, as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the Term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds. Except as provided in Paragraph 19, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises.

16.      ALTERATIONS.

         Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the Premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration of the Term, except that Landlord may, within 30 days before or 30 days after expiration of the Term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, Tenant shall, at its own cost, restore the Premises to the condition designated by Landlord in its election, before the last day of the Term or within 30 days after notice of its election is given, whichever is later.

         Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord, and in compliance with all applicable laws, statutes and regulations. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant.

17.      RELEASE AND INDEMNITY.

         As material consideration to Landlord, Tenant agrees that Landlord, its agents, and its employees shall not be liable to Tenant, its agents, employees, invitees, licensees and other persons claiming under Tenant for (i) any damage to any property entrusted to employees of the Project, (ii) loss or damage to any property by theft or otherwise,
         (iii) consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein; or (iv) any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from pipes, appliances or plumbing work therein or from the roof, street, sub-surface or from any other place or resulting from dampness or any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defects in the Premises or the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project, and of defects therein or in the fixtures or equipment located therein.

         To the fullest extent permitted by law, Tenant agrees to indemnify, defend (with counsel satisfactory to Landlord) and hold harmless Landlord, its agents, successors in interest with respect to the
         Building and their directors, officers, partners, employees, shareholders, agents and representatives and the directors, officers, partners, employees, shareholders, agents and representatives of the partners of Landlord from (i) all claims, actions, liabilities, and proceedings arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant, its agents, contractors, employees or invitees, in or about the Premises, the Building, or the Project and any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, contractors, employees or invitees, and (ii) any and all costs, attorneys' fees, expenses and liabilities incurred with respect to any such claims, actions, liabilities, or proceedings, and in the event any actions or proceedings shall be brought against Landlord by reason of any such claims, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease where such failure has persisted for an unreasonable period of time after Landlord receives written notice of such, and Tenant hereby waives all its claims in respect thereof against Landlord.

         As used herein, the term "liabilities" shall include all suits, actions, claims and demands and all expenses (including attorneys' fees and costs of defense) incurred in or about any such liability and any action or proceeding brought thereon. If any claim shall be made or any action or proceeding brought against Landlord on the basis of any liability described in this Paragraph, Tenant shall, upon notice from Landlord defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. It is understood that payment shall not be a condition precedent to recovery upon the foregoing indemnity.

18.      INSURANCE.

         Tenant, at its cost, shall pay for and keep in full force and effect throughout the Term of this Lease:

                  (a) COMPREHENSIVE GENERAL LIABILITY OR COMMERCIAL GENERAL LIABILITY insurance with respect to the Premises and the operations of or on behalf of Tenant, in, of or about the Premises, including, but not limited to, personal injury, product liability (if applicable), blanket contractual, owner's protective, broad form property damage liability, liquor liability (if applicable) and owned and non-owned automobile liability in amounts not less than $1,000,000 per occurrence on the commencement date of this Lease. The insurance policy or policies shall contain the following provisions (1) severability of interest, (2) cross liability,
                  (3) an endorsement naming Landlord, Landlord's Mortgagees and any other parties in interest designated by Landlord as additional insureds, (4) an endorsement stating "such insurance as is afforded by this policy for the benefit of the Landlord and any other additional insured shall be primary as respects any liability or claims arising out of the occupancy of the Premises by the Tenant, or Tenant's operations and any insurance carried by Landlord, or any other additional insured shall be non-contributory," (5) with respect to improvements or alterations permitted under this Lease, contingent liability and builder's risk insurance, (6) an

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                                                                   Tenant   ????

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                  endorsement  allocating  to the  Premises  the full  amount of liability limits required by this Lease, and (7) coverage must be on an "occurrence basis". "Claims-Made" forms are not acceptable.

         (b)      WORKERS COMPENSATION COVERAGE as required by law.

         (c) TENANT'S PROPERTY INSURANCE: Tenant shall at all times during the Term hereof and at its cost and expense, maintain in effect policies of insurance covering (1) all Tenant Improvements on the Premises installed by Tenant, (2) all personal property of Tenant located in or at the Premises including, but not limited to, fixtures, furnishings, equipment and furniture, in an amount not less than their full replacement value, and (3) loss of income or business interruption insurance. These policies shall provide protection against any peril included within the classification "All Risk" including, but not limited to insurance against sprinkler leakage, vandalism and malicious mischief. The proceeds of such insurance shall be used to repair or replace the Tenant Improvements and personal property so insured. Tenant shall, slits cost, maintain rental abatement insurance assuring that the rental payable hereunder will be paid to Landlord for a period of not less than twelve
                  (12) months if rent is to abate under any provision of this Lease. Such coverage shall include a sixty-day extended period of indemnity endorsement.

         All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss, if same are obtainable without unreasonable cost. Landlord and Tenant each hereby waive any rights of recovery against the other for injury or loss to such waiving party or to its property or the property of others under its control, arising from any other or cause insured against under any policy of insurance required to be carried by such waiving party under this Lease. The foregoing waiver shall be effective whether or not the waiving party shall actually obtain and maintain the insurance which such waiving party is obligated to obtain and maintain under this Lease.

         All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located and holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most recent edition of Best's Insurance Reports; (b) shall contain an endorsement requiring at least 30 days prior written notice to Landlord and Landlord's lender, before cancellation or change in coverage scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease and within fifteen (15) days of expiration of each policy. Tenant's failure to provide evidence of such coverage to Landlord shall constitute a default under this Lease.

         Landlord shall insure the Building (excluding all property which tenants of the Building are obligated to insure) against damage with "All Risk" insurance and public liability insurance, all in such amounts and with such deductibles as Landlord considers appropriate. The cost of any insurance maintained by Landlord hereunder shall be included as part of "Expenses" under Subparagraph 6(a). Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

19.      DESTRUCTION.

         If during the Term of this Lease, any portion of the Premises, access to the Premises or any part of the Building which is essential to the use of the Premises is damaged or destroyed and such damage or destruction can, in Landlord's reasonable estimation, be repaired within 180 days following such damage or destruction, this Lease shall remain in full force and effect and Landlord shall promptly commence to repair and restore the damage or destruction to substantially the same condition as existed prior to such damage and shall complete such repair and restoration with due diligence in compliance with all then existing laws. If (1) such damage or destruction cannot, in Landlord's reasonable estimation, be repaired within 160 days following such damage or destruction; or (2) more than forty percent (40%) of the Building is damaged or destroyed (regardless of its impact on the Premises); or (3) any mortgagee of the Building will not allow the application of insurance proceeds to be applied to repair and restoration; or (4) the damage or destruction is not covered in full by Landlord's insurance required by Paragraph 18, or (5) the damage or destruction occurs within the last twelve (12) months of the Term of this Lease or any extension hereof, then Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of the date Landlord learns of the damage.

         In the event of repair, reconstruction and restoration by Landlord as herein provided, the rent payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant's negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises, damage to Tenant's Personal Property and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

         If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only to those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. Tenant agrees to coordinate the restoration and repair of those items it is required to restore or repair with Landlord's repair and restoration work and in coordination with a work schedule prepared by Landlord, or Landlord's contractor. Further, Tenant's work shall be performed in accordance with the terms, standards and conditions contained in Paragraph 16 above,

20.      CONDEMNATION.

         (a) Definitions. The following definitions shall apply: (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned;
                  (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

         (b) Obligations to be Governed by Lease. If during the Term of this Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

         (c) Total or Partial Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued

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                                                                   Tenant   ????

                                       8

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                  use of the Premises. If Tenant elects to terminate this Lease,
                  Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of rentable square feet in the portion of the Premises taken bears to the total number of rentable square feet in the Premises immediately before the date of taking. In the case where a portion of the Premises is taken and the Lease remains in full force and effect Landlord shall, as its own cost and expense, make all alterations or repairs to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of work done by Landlord in originally constructing the Premises, If any portion of the Building other than the Premises is taken and in Landlord's reasonable opinion the Building should be restored in a manner that materially alters the Premises, or if severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon written notice to Tenant. Basic Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the
                  degree  to  which  there  is  substantial   interference  with
                  Tenant's use of Premises, as reasonably determined by Landlord or Landlord's architect.

                  If the Premises are totally or partially taken by condemnation, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of the award without any deduction for any estate or interest of Tenant; provided, however, that Tenant shall be entitled to pursue separately any available claims against the taking authority for Tenant's moving expenses or loss of business so long as any award based thereon shall not diminish the Landlord's recovery.

21.      ASSIGNMENT OR SUBLEASE.

         Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which Landlord shall not unreasonably withhold. Landlord shall be deemed reasonable in withholding its consent if it determines in its sole discretion that:
         (i) the financial net worth of the proposed assignee or sublessee is not equal to or greater than Tenant's financial net worth as of the date of this Lease as increased by the increase in the Consumer Price Index, if any, between the date of this Lease and the date of the assignment or sublease; (ii) the intended use of the Premises by the proposed assignee or sublessee is inconsistent, incompatible or competes with other uses in the Project; (iii) the intended use of the Premises by the proposed assignee or sublessee will require more than insignificant alteration of the Premises; (iv) the intended use of the Premises by the proposed assignee or sublessee will constitute a violation of this Lease or any governmental law, rule, ordinance or regulation governing the Premises or would involve the storage, use or keeping of Hazardous Materials in, on or about the Premises, the Common Areas or any other portion of the Project; or if (v) the proposed rent for the proposed assignee or sublessee is less than the Rent then in effect under the Lease; or (vi) the proposed assignee or sublessee is a tenant in the Project or has negotiated to be a tenant in the Project any time in the six (6) months just preceding Tenant's request for Landlord's consent. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued.

         If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 50% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. The preceding two sentences of this paragraph shall not apply to corporations the stock of which is traded through a public exchange. If Landlord shall consent to any assignment or sublease of this Lease, three-quarters (3/4) of all sums and other consideration payable to or for the benefit of the Tenant from its assignees or subtenants in excess of the rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, as and when such sums are due and payable. If Tenant requests Landlord to consent to a proposed assignment or subletting Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorneys' fees incurred in connection with such request, whichever is greater.

         No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) If a writ of attachment or execution is levied on this Lease; or (c) If in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

22.      DEFAULT.

         The  occurrence of any of the following  shall  constitute a default by
         Tenant: (a) A failure to pay rent or any other charge when due; (b) Abandonment of the Premises (failure to occupy and operate the Premises for ten consecutive days shall be deemed an abandonment); (c) The making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors; the filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or a Guarantor, the same is dismissed within thirty (30) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, or of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, or of substantially all of Guarantor's assets, where possession is not restored to Tenant or such Guarantor, as the case may be, within thirty (30) days; the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within (30) days; or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant except as provided in Paragraph 21 herein; (d) The failure of Tenant to timely comply with the provisions of Paragraph 26 or Paragraph 33 of this Lease regarding, respectively, Subordination and Estoppel Certificates; or (e) The failure to perform any other provision of this Lease.

                                                                   Landlord ????
                                                                   Tenant   ????

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23.      LANDLORD'S REMEDIES.

         Landlord shall have the remedies described in this Paragraph 23 if Tenant is in default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

         Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from
         Tenant: (1) The worth at the time of award of any unpaid rent which had been earned at the time of termination of Tenant's right to possession;
         (2) The worth at the lime of award of the amount by which the unpaid rent which would have been earned after the date of termination of Tenant's right to possession until the lime of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (4) Any other amount, including court, attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. "The worth", as used for Items (1) and (2) in this Paragraph 23 is to be computed by allowing interest at the lesser of the maximum rate an individual is permitted to charge by law or 12%. "The worth" as used for Item (3) in this Paragraph 23 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination plus one percent (1%).

         In the event of any default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant or disposed of in a reasonable manner by Landlord. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 23 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

24.      DEFAULT BY LANDLORD.

         Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable lime, but in no event later than forty-five (45) days after written notice by Tenant to Landlord, writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than forty-five (45) days is required for performance, then Landlord shall not be in default if Landlord commences performance within such forty-five (45) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default; Tenant's remedies shall be limited to any other remedy available at law or in equity. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying rent due hereunder as a result of any default by Landlord.

25.      ENTRY OF PREMISES AND PERFORMANCE BY TENANT.

         Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;
         (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To post "for sale" signs at any time during the Term, to post "for rent" or "for lease" signs during the last 90 days of the Term, or during any period while Tenant is in default; (d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in an exchange, at any time during the Term; (e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project, or (f) To discharge Tenant's obligations hereunder when Tenant has failed to do so in accordance with the terms of this Lease. Landlord shall not be liable in any manner for any inconvenience, disturbance, toss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Paragraph 25. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Paragraph 25. Landlord shall reasonably attempt to conduct his activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent. Tenant shall furnish Landlord with a key for any such lock.

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense without any abatement of rent. If Tenant shall fail to pay any sum of money, other than Monthly Basic Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (101 days after notice thereof by Landlord (or such other period as specifically provided herein), Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act on Tenant's part to be made or performed in this Lease; provided, however, all sums so paid by Landlord and all necessary incidental costs together with interest thereon at the lesser of 12% or the maximum rate an individual is permitted to charge by law from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to all other rights or remedies of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent. Further, following each second consecutive late payment of rent, Landlord shall have the option to require that Tenant increase the amount of the Security Deposit required under Paragraph 8 by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord and may be applied by Landlord in the manner provided in Paragraph 8.

26.      SUBORDINATION.

         Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and unless otherwise elected by Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project (or any part thereof), this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, or the land upon which the Project is situated, or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have the right to subordinate or cause to be subordinated this Lease to any such ground leases or underlying leases or any such liens to this Lease. In the event

                                                                   Landlord ????
                                                                   Tenant   ????

         that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

27.      NOTICE.

         Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by prepaid certified first class mail, return receipt requested, addressed as set forth in Subparagraph 1(b) and 1(c). Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of mailing, or at the time of service as provided in this Paragraph 27.

28.      WAIVER.

         No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including, without limitation, acceptance of the keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of this Lease. Either party's consent to or approval of any act by the other requiring the party's consent or approval shall not be deemed to waive or render unnecessary that party's consent to or approval of any subsequent act by the other. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

29.      LIMITATION OF LIABILITY.

         In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by
         Landlord:

         (a) The sole and exclusive remedy against Landlord shall be against the Landlord's interest in the Building;

         (b) No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

         (c) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

         (d) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

         (e)      No judgment may be taken against any partner of Landlord;

         (f) Any judgment taken against any partner of Landlord may be vacated and set aside at any time after the fact;

         (g) No writ of execution will ever be levied against the assets of any partner of Landlord;

         (h) The obligations under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, or the partners, directors, officers or shareholders of the partners of Landlord, and Tenant shall not seek recourse against any such persons or entities of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and

         (i)      These  covenants  and  agreements  are  enforceable   both  by
                  Landlord and also by any partner of Landlord.

         Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

30.      FORCE MAJEURE.

         Landlord shall have no liability whatsoever to Tenant on account of (a) the inability or delay of Landlord in fulfilling any of Landlord's obligations under this Lease by reason of strike, other labor trouble, governmental controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Project with electricity or water, or for any reason, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

31.      PROFESSIONAL FEES.

         (a) If Landlord should engage any professional including, without limitation, attorneys, appraisers, accountants, environmental or other consultants for the purpose of bringing suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses including, without limitation, actual professional fees such as appraisers', accountants', attorneys' and other consultants' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. If
                  Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease.

                                                                   Landlord ????
                                                                   Tenant   ????

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         (b)      If  Landlord  is named  as a  defendant  in any  suit  brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs
                  and  expenses   incurred  in  such  suit  including,   without
                  limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees,

32.      EXAMINATION OF LEASE.

         Submission of this instrument for examination or signature by Tenant shall not create a binding agreement between Landlord and Tenant nor shall it constitute a reservation or option to lease on the part of Tenant and this instrument shall not be effective as a lease and shall not create any obligations on the part of Landlord or Tenant until this Lease has been validly executed by both Landlord and Tenant.

33.      ESTOPPEL CERTIFICATE.

         (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement. ("Estoppel Certificate") in a form substantially similar to the form of Exhibit E attached hereto or in such other form as Landlord's lender or purchaser may require, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the nature and date of such modifications), (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 33 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein.

         (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance, Tenant's failure to deliver said statement to Landlord within ten (10) days of receipt shall constitute a default under this Lease and Landlord may, at Landlord's option, terminate this Lease.

         (c) Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, which appointment is coupled with an interest, to act in Tenant's name, place and stead to execute such Estoppel Certificate on Tenant's behalf.

34.      RULES AND REGULATIONS.

         Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto and marked Exhibit F, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord, Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any of said Rules and Regulations.

35.      LIENS.

         Tenant shall, within ten (10) days after receiving notice of the filing of any mechanic's lien for material or work claimed to have been furnished to the Premises on Tenant's behalf or at Tenant's request, discharge the lien or post a bond equal to the amount of the disputed claim with a bonding company reasonably satisfactory to Landlord. If Tenant posts a bond, it shall contest the validity of the lien with all due diligence. Tenant shall indemnify, defend and hold Landlord harmless from any and all losses and costs incurred by Landlord as a result of any such liens attributable to Tenant. If Tenant does not discharge any lien or post a bond for such lien within such ten (10) day period, Landlord may discharge such lien at Tenant's expense and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in discharging such lien including, without limitation, attorney's fees and costs and interest on all sums expended at the maximum interest rate permitted by law. Tenant shall provide Landlord with not less than ten (10) days written notice of its intention to have work performed at or materials furnished to the Premises so that Landlord may post appropriate notices of non-responsibility.

36.      MISCELLANEOUS PROVISIONS.

         (a) Time of Essence. Time is of the essence of each provision of this Lease.

         (b) Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Paragraph 21 herein.

         (c) Landlord's Consent. Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion, unless otherwise expressly provided herein.

         (d) Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Subparagraph 1(p). If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fees due said person or firm and Tenant shall hold Landlord free and harmless and indemnify and defend Landlord from any liabilities, damages or claims with respect thereto, including attorney's fees and costs.

         (e) Landlord's Successors. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

         (f) Prior Agreement or Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

         (g) Recording. Tenant shall not record this Lease nor a short form memorandum thereof without the consent of Landlord. Landlord may record a short form memorandum of this Lease and Tenant shall execute and acknowledge such form if requested to do so by Landlord.

         (h) Separability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect.

                                                                   Landlord ????
                                                                   Tenant   ????

         (i) No Partnership or Joint Venture. Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers, It is the express intent of the parties hereto that their relationship with regard to this Lease and the Premises be and remain that of lessor and lessee.

         (j) Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant, If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several as to all persons or entities constituting such party. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

         (k) Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust, mortgagee, or ground lessor covering the Premises, and shall offer such beneficiary, mortgagee, or ground lessor, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, or in the event of a ground lessor, by appropriate judicial action, if such should prove necessary to effect a cure.

         (l) Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of Washington.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

Landlord:       Harach Investment Corp., as Agent for
                MacArthur/Broadway Center, Inc.

                By /s/ ?????????????????????                 Date     11-16-98
                   -----------------------------------            --------------
                Its
                    -----------------------------------


Tenant:         Fiberstars, Inc., a California Corporation
                Dba Fibre Optics International, Inc.

                By /s/ Robert A. Connors                     Date     10/20/98
                   -----------------------------------            --------------
                Its CFO
                    -----------------------------------

                                                                   Landlord ????
                                                                   Tenant   ????

                                     NOTARY

STATE OF OREGON              )
                             ) ss.
COUNTY OF MULTNOMAH          )

THIS IS TO CERTIFY that on this 16 day of NOV, 1998, before me, the undersigned, a notary public in and for the state of Oregon, duly commissioned and sworn, personally appeared Kathleen Schultz, to me known to be the Vice President of HARSCH INVESTMENT CORP., as agent for MacArthur/Broadway Center, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seat of said corporation.

         WITNESS my hand and official seal the day and year in this certificate first above written.


JENNIFER MC BLAINE          /s/ Jennifer Mc Blaine
(Notary Seal)               ----------------------------------------------------
                            Print Name: Jennifer Mc Blaine
                                       -----------------------------------------
                            Notary Public, in and for the State and County above
                            residing at: Portland, Oregon
                                         ---------------------------------------
                            My commission expires: 1/8/02
                                                  ------------------------------



STATE OF California          )
                             ) ss.
COUNTY OF Alameda            )


THIS IS TO CERTIFY that on this 20th day of October, 1998, before me, the undersigned, a notary public in and for the state of California duly commissioned and sworn, personally appeared Robert A. Connors, to me known to be the CFO of Fiberstars, Inc., a California Corporation dba Fibre Optics International, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.


         WITNESS my hand and official seal the day and year in this certificate first above written.


DONNA M. PRUNETTI           /s/ Donna M. Prunetti
(Notary Seal)               ----------------------------------------------------
                            Print Name Donna M. Prunetti
                                       -----------------------------------------
                           Notary Public, in and for the State and County above, residing at: 4120 Twin Peaks Terrace, Fremont, CA
                                        ---------------------------------------
                            My commission expires 8/13/99
                                                  ------------------------------

                                                                   Landlord ????
                                                                   Tenant   ????

                                   Exhibit A

                      BUILDING FLOOR PLAN SHOWING PREMISES


                                                     PREMISE FOR:

                                                     Fibre Optics International,
                               [Graphic Omitted]     Inc.
                                                     309 Cloverdale, D-1, 2, 3,
                                                     4, 46
                                                     Seattle WA  98108-4500


                            EXISTING PLAN BUILDING D


Truck Door Legend
-----------------

^   On-Grade
[ ] Dock-High

                                   Exhibit B

                    PROJECT SITE PLAN AND LEGAL DESCRIPTION

That portion of the southwest quarter of the northwest quarter of section 32. Township 24 north, range 4 east, W.M., in King County, Washington, as described as follows:

Beginning at the intersection of the south margin of the south Cloverdale Street with the east line of government lot 3, said section 32; thence north 89 degrees 046'11" west along said south margin 120.00 feet; thence south 0 degrees 36'58" west a distance of 20.00 feet; thence north 89 degrees 46'11" west along the margin established by deed recorded under auditor's file No. 5647272, a distance of 177.00 feet to the true point of beginning; thence south 0 degrees 36'58" west a distance of 419.79 feet; thence north 89 degrees 23'02 " west a distance of 100.00 feet; thence south 0 degrees 36'58" west a distance of 225.97 feet to the south line of said northwest quarter; thence south 89 degrees 30'03" west along said south line a distance of 725.56 feet, more or less, to the east margin of "S" line, secondary state highway No. 1-K (Burien to Junction PSH No.
1) as established by deed recorded under auditor's file No. 5647272, and as established by superior court cause no. 66456, and a point on the arc of a curve the center of which bears north 86 degrees 05'06" east; thence northerly along said margin along the arc of a curve to the right, said curve having radius of 5655.00 feet through a central angle of 0 degrees 21'41" a distance of 35.66 feet; thence north 17 degrees 32'03" east a distance of 70.54 feet to a point on the arc of a curve the center of which bears north 87 degrees 03'15" east; thence northerly along the arc of a curve to the right, said curve having a radius of 340.80 feet through a central angle of 14 degrees 09'18" a distance 9F
81.52 feet; thence north 19 degrees 58'02" east a distance of 194.57 feet; thence north 42 degrees 55'29" east a distance of 386.99 feet to a point that bears north 89 degrees 46'11" west from the true point of beginning, said point also being the south margin of South Cloverdale Street as established by deed recorded under auditor's file No. 5647272; thence south 89 degrees 46'11" east along said margin a distance of 477.33 feet, more or less, to the true point of beginning;

Excepting therefrom that portion of the southwest quarter of the northwest quarter of section 32, township 24 north, range 4 east, W.M., in King County, Washington, described as follows:

Beginning at the intersection of the south margin of south Cloverdale Street with the east tine of government lot 3, said section 32; thence north 8904611" west along said south margin 120.00m feet; thence south 0degrees36 58" west a distance of 20.00 feet; thence north 09 degrees 46'10" west along the margin established by deed recorded under auditor's file No. 5647272, a distance of
177.00 feet; thence south 0 degrees 36'58" west a distance of 419.79 feet; thence north 89 degrees 23'02" west a distance of 100.00 feet; thence south 0 degrees 36'58" west 225.97 feet to the south line of said subdivision and the true point of beginning of this description; thence south 89 degrees 30'03" west along said south tine 505.00 feet; thence north 0 degrees 36'58" east 5.50 feet; thence north 89 degrees 55'00" east 264.96 feet; thence north 87 degrees 51'57" east

175.30 feet to a point 8.50 feet north of the south line of said subdivision; thence north 86 degrees 47'70 east 65.00 feet to a point distant north 0 degrees 36'58" east 11.58 feet from the true point of beginning thence south 0 degrees 36'58" west 11.58 feet to the true point of beginning;

Being that certain parcel conveyed to the City of Seattle by deed recorded under auditor's file No. 8012040449.


                               [Graphic Omitted]

                                   Exhibit F

                             RULES AND REGULATIONS

This Exhibit is hereby attached to and made a part of the Lease, by and between MacArthur/Broadway Center, Inc., as Landlord and Fiberstars, Inc. a California Corporation dba Fibre Optics International, Inc., as Tenant for the Premises known as Cloverdale Business Park, 309 South Cloverdale, Seattle, Washington 98108-4575.

         1. Tenant and the operations and activities of Tenant shall not cause or permit any disturbing noises or objectionable odors to be produced upon or to emanate from the Premises.

         2. Tenant shall not block or obstruct any of the entries, passages, doors, or sidewalks of the Project, or place, empty, or throw any rubbish, litter, pallets, or material of any nature into such areas, or permit such areas to be used at any time except for the ingress and egress of Tenant. Tenant shall refrain from parking its vehicles in front of other tenants' roll up doors or store fronts.

         3. All trash, rubbish or litter removed from the Premises by Tenant shall be placed only in such areas and/or receptacles as may be designated or provided by Landlord. No dumpsters shall be placed outside of the Premises without the prior written consent of Landlord.

         4. Tenant shall not store any materials, equipment, products, pallets. etc., outside the Premises without the prior written consent of Landlord.

         5. Tenant shall have the nonexclusive use in common with Landlord, other tenants, their guests and invitees, of the automobile surface parking areas, subject to reasonable rules and regulations for the use thereof as prescribed from time to lime by Landlord. Landlord shall have the right to designate parking areas for use of the Projects tenants and their employees.

         6. Tenant shall not leave vehicles parked in the Project's parking area overnight. Landlord reserves the right to tow any vehicle parked overnight, without prior approval, at the vehicle owner's expense.

         7. No sign, placard, picture, advertisement, name or notice shall be displayed, painted, or affixed by Tenant in or on any part of the Building or the Premises without the prior written consent of Landlord and then only of such color, size, character, style, material, installation and in such places as shall be approved and designated by Landlord.

         8. Tenant shall not use the Project or the Premises for housing, lodging, or sleeping purposes. No immoral or unlawful purpose will be allowed in or on any portion of the Project.

         9. No birds, fowl, or animals shall be brought into or kept in or about the Premises without the prior written consent of Landlord.

         10. Landlord shall have the right to control and operate the common areas of the Project, as well as facilities and areas furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

         11.  If  Tenant  requires  telegraphic,  telephonic,  burglar  alarm or
similar  services,   it  shall  first  obtain,   and  comply  with,   Landlord's
instructions in their installation.

         12 Canvassing, soliciting, distribution of handbills or any other written material and peddling on or about Project are prohibited, and each tenant shall cooperate to prevent the same.

         13. The only window treatment permitted for the windows in the Premises is that installed by or approved in writing by Landlord. If Landlord objects to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. Tenant shall install no awnings on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

         14. Tenant shall not do or permit anything to be done in any Premises, or bring or keep anything therein which will in any way increase the rate of fire insurance on the Building or Project or on property kept therein or obstruct or interfere with the use of the Premises for their intended purposes or with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department or with any insurance policy upon the Building or Project or any part thereof, or cause a cancellation of or otherwise affect any fire or other insurance on the Building or Project or conflict with any of the rules and ordinances of the Department of Health. Unless approved by Landlord, no kerosene, gasoline, oil, acids, caustics or any other inflammable or combustible fluid, explosive or hazardous material shall be used or kept in or about any premises, nor shall any method or heating or air conditioning be used for any premises other than that approved by Landlord. In the event any use or activity shall lead to an increase in fire or other insurance premiums payable on the insurance obtained by Landlord, or insurance procured by an individual tenant, the party causing such increase shall be liable for payment of the same to Landlord or such individual tenant, as the case may be. Tenant understands and agrees that the vehicle of any tenant, or a vehicle belonging to any employee, licensee, invitee, agent, client or visitor of a tenant or occupant, obstructing any unauthorized area, particularly in areas designated by specially painted curbs such as fire lane areas, may be towed away at the Tenant's risk and expense.

         15. No tenant shall install any radio or television antenna, loudspeaker or other devise on the roof or exterior walls of the Building. No television, radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.

         16. Landlord will not be responsible for lost, stolen or damaged personal property, equipment, money, merchandise or any article from the Premises or common areas regardless of whether loss, theft, or damage occurs when the Premises are locked against entry or not.

                                                                   Landlord ????
                                                                   Tenant   ????

         17. Any damage done to the Project or the Premises in any way by the movement of furniture, equipment, or merchandise within, into or out of the Project or the Premises by Tenant's servants, agents, employees, visitors or invitees shall be the responsibility of and paid by Tenant.

         18. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation or any of the Rules and Regulations of the Project.

         19. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name or street address of the Building or the Project.

         20. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of premises in the Project.

         21. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

         22. Landlord reserves the right to amend or repeal these Rules and Regulations and to make such other Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project and for the preservation of good order therein.

         23. Tenant shall be responsible for the observance of all the foregoing rules by Tenants employees, agents, clients. customers, invitees and guests.

         24. For the purposes of the foregoing Rules and  Regulations,  the term
"Tenant"  shall  include  Tenant's  agents,  employees.   servants,   licensees,
invitees, clients and visitors.

         25. Vehicle washing, steam cleaning, or repair is not permitted in the common area of the Park.

                                                                   Landlord ????
                                                                   Tenant   ????

                                    Exhibit G

                            PROJECT SIGNAGE CRITERIA
                           (Cloverdale Business Park)

PURPOSE

The significance of this Criteria is to insure a continuity in the graphic elements throughout the Business Park. It is the intent of this Criteria to provide individual tenants maximum signing exposure, without visual clutter and in a manner that will enhance the overall image of the project. It is not the intent of this criteria to limit individual identity or corporate expression. Whether attached to the Lease Agreement as an exhibit or provided to the Tenant under separate cover letter, the tenant shall be responsible for fulfillment of all requirements of the Sign Criteria. Landlord reserves the right to amend, alter or vary from this criteria at Landlord's sole discretion.

GENERAL CONDITIONS

Each Tenant is responsible for providing his own sign at Tenant's expense.

Each Tenant is also responsible for obtaining all required building permits and approvals for any sign proposed and copies shall be submitted to Landlord.

This Criteria will be strictly enforced and any sign not conforming shall be considered in violation of the Lease Agreement and will be brought into conformance or removed at the expense of the Tenant.

All signs and their installations must comply with the applicable building and safety codes.

No additional advertisements or temporary banners, flags, painted window glass, or similar devices are permitted unless provided herein.

DESIGNATED SIGN CONTRACTORS

In order to implement all signing throughout the project, to minimize the cost to the Tenant of completing the sign, and to insure safe and quality workmanship and materials, the Landlord shall designate the contractor authorized to design and construct the signs. All signs must be prepared and installed by any such designated contractor. The contractor will be responsible to provided a written cost estimate for the Tenant's approval. The sign contractor shall promptly repair any damage to the premises caused by his/her work.

APPROVALS

The drawings for all Tenant signs must be submitted to the Landlord for approval prior to construction. The drawings to be submitted must clearly indicate sign size, letter size, color, construction material, location and sign message.

INSURANCE

The contractor or manufacturer shall carry Worker's Compensation and Public Liability Insurance against all damages suffered or done to any and all person's and/or property while engaged in the construction or installation of the signs, in the amounts of $500,000.00/$1,000,000.00.

PERMISSIBLE SIGNS

Major Tenant Identification Sign

Each Tenant will be allowed one major tenant identification sign, the graphic panel will contain the company name and logo only.

Sign is centered in the entrance opening and is mounted to the center of the underside of fads wall.




Tenant Window Identification

In addition to the major tenant identification sign, each tenant will be allowed to have the company name, hours of operation, and secondary information applied directly to the glass, adjacent to their entry door, Refer to the tenant Window Identification Specifications Exhibit for details.

Material:        Vinyl die-cut letters
Color:           White
Letter Style:    Helvetica Medium
Location/Layout: 3 1/2" from opening side of door frame.
                 All copy will align with this margin.
                 See specifications below for details.

32 1/4" from Top of Window
--------------------------
1" Lettering / 3/4" Spacing   COMPANY NAME
                              SECONDARY INFORMATION

1-"Spacing

3/4" Lettering / 3/8" Spacing     HOURS:
                                  8am - 12pm and lpm-5pm
                                  Monday - Friday
                                  TELEPHONE:      763-6200

                                                                   Landlord ????
                                                                   Tenant   ????

                                      G-1